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                                 UNITED STATES
                            SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 25, 2006

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)



------------------------------ -------------------------- ---------------------
           Delaware                     0-23723                 98-0166007
------------------------------ -------------------------- ---------------------
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)
------------------------------ -------------------------- ---------------------


                 79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
          (Address of principal executive offices, including Zip Code)

                                  617- 332-0004
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
                                (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                               (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        On January 25, 2006, Ambient Corporation (the "Company") entered into a Bridge Loan Agreement (the "Loan Agreement") dated as of January 18, 2006 with the Double U Master Fund LP who has previously invested in the Company (the "Investor"). Pursuant to the Loan Agreement, the Investor has loaned to the Company $1,500,000 (before the payment of offering related fees and expenses aggregating approximately $165,000). The funds will be used continue the Company's efforts toward commercialization of its proposed powerline communication solution and to meet short term working capital needs.

        To secure the Company's obligations under the Loan Agreement, the Company granted a security interest in all of its assets (including, without limitation, its intellectual property) in favor of the Investor pursuant to the terms and conditions of a Security Interest Agreement (the "Security Agreement") dated as of the date of the Loan Agreement. The security interest terminates upon payment or satisfaction of all of the Company's obligations under the Loan Agreement.

        Pursuant to the Loan Agreement, the Company issued to the Investor its secured promissory note in the aggregate principal amount of $1,620,000 (the "Note"), which reflects an original issue discount on the principal amount of the loan of 8%. The Note will mature on the date (the "Maturity Date") that is the earlier of (i) the date on which the Company consummates a subsequent financing that generates, on a cumulative basis together with any other interim financings, gross proceeds to the Company of at least $2 million (the "Subsequent Capital Financing") or (ii) June 24, 2006. At any time prior to the Maturity Date, the Company may, at its option, prepay the Note in whole or in part without penalty. If the principal amount of the Note is not paid in full on or before maturity, interest on the principal amount of the Note outstanding will accrue at 14% per annum from the Maturity Date until the actual date of payment.

        Under the terms of the Note, the holder may declare the Note immediately due and payable upon the occurrence of any of the following events of default:
(i) the Company's failure to pay the principal when due, (ii) the Company's material breach of any of the representations or warranties made in the Loan Agreement, the Note or the other transaction documents, (iii) the Company's failure to observe any undertaking contained in the Note or the other transaction documents in a material respect if such failure continues for 30 calendar days after the Company's receipt of notice thereof from the Lender, or
(iv) the Company's insolvency or liquidation or a bankruptcy event, (v) the entry of a monetary judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days.

        In connection with its entry into the Loan Agreement, the Company issued to the Investor a five-year warrant to purchase up to 3,000,000 shares of the Company's common stock par value $0.001 (the "Common Stock") at a per share exercise price of $0.15 (the "Bridge Loan Warrant"). The exercise price of the Bridge Loan Warrant is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger or, under certain circumstances, if prior to the expiration of exercise period, the Company sells equity securities (or securities convertible or exercisable into equity securities) at a lower per share purchase/exercise price to investors in a subsequent financing transaction. The holder of the Bridge Loan Warrant is entitled to exercise the warrant on a

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cashless basis at any time following the first anniversary of its issuance if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Bridge Loan Warrant.

        Under the Loan Agreement, the Company granted to the Investor piggy-back registration rights with respect to the shares of Common Stock issuable upon exercise of the Bridge Loan Warrant.

        The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

        The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Exhibits.

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED:  JANUARY 25, 2006                        AMBIENT CORPORATION

                                                BY:  /s/ John Joyce
                                                     JOHN JOYCE
                                                     CHIEF EXECUTIVE OFFICER